                                                                    EXHIBIT 11.1


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
                                                                   YEAR ENDED                     NINE MONTHS ENDED
                                                    ----------------------------------------  --------------------------
                                                      8/31/94       8/31/95       8/31/96                     5/31/97
                                                    ------------  ------------  ------------    5/31/96     ------------
                                                                                              ------------
                                                                                              (UNAUDITED)
Net income........................................     1,027,000     4,904,000     8,845,000     7,543,000    10,381,000
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Weighted average common shares outstanding........    12,150,000    12,150,000    12,168,838    12,162,870    12,312,514
Common stock options, utilizing treasury stock
  method when dilutive............................            --       418,640     1,659,827     1,506,219     1,787,819
Staff Accounting Bulletin No. 83 issuances and
  grants (1)......................................       273,333       273,333       273,333       273,333       273,333
                                                    ------------  ------------  ------------  ------------  ------------
Weighted average shares outstanding...............    12,423,333    12,841,973    14,101,998    13,942,422    14,373,666
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Earnings per share:...............................          0.08          0.38          0.63          0.54          0.72
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
    83, common and preferred stock issued for consideration below the assumed initial public offering (IPO) price, and stock options and warrants granted with exercise prices below the IPO price during the 12-month period preceding the date of the initial filing of the Registration Statement, have been included in the calculation of common equivalent shares, using the treasury stock method, as if they were outstanding for all periods presented.